Exhibit 10.14

Execution Version

FIRST AMENDMENT TO

SENIOR SECURED CREDIT AGREEMENT

This FIRST AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT (this “First Amendment”), dated as of September 11, 2015, is by and among Exterran Holdings, Inc., a corporation formed under the laws of the state of Delaware (the “Borrower”), the Lenders listed on the signature pages attached hereto and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

R E C I T A L S

A.                                    The Borrower, the Administrative Agent and the Lenders are parties to that certain Senior Secured Credit Agreement, dated as of July 8, 2011 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to and on behalf of the Borrower; and

B.                                    The Borrower has requested that the Lenders extend the Maturity Date under the Credit Agreement by one year from the existing Maturity Date and to amend certain other provisions of the Credit Agreement, and (i) the Lenders identified on Exhibit B hereto (the “Extending Lenders”) have agreed to so extend the Maturity Date and (ii) the Lenders party hereto have agreed to amend such other provisions of the Credit Agreement, as more fully provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                   Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given to such term in the Credit Agreement.  Unless otherwise indicated, all references to Sections, Articles, Annexes and Schedules in this First Amendment refer to Sections, Articles, Annexes and Schedules of the Credit Agreement.

Section 2.                   Amendments to Credit Agreement.

2.1                               Additional Definitions.  Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Obligor or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

“Applicable Period” has the meaning assigned to such term in the definition of “Applicable Margin”.

“Building” has the meaning assigned to such term in the applicable Flood Insurance Law.

“Extending Lenders” means the Lenders identified on Annex II attached hereto and their respective successors and permitted assigns.

“First Amendment” means the First Amendment to Senior Secured Credit Agreement dated as of September 11, 2015, by and among the Borrower, the Administrative Agent and the Lenders party thereto.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto,(b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, and (e) all regulations promulgated by applicable Governmental Authorities pursuant to any of the foregoing.

“Interpolated Screen Rate” means, at any time, with respect to any Eurodollar Borrowing for any Interest Period, a rate per annum that results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case at such time.

“Manufactured (Mobile) Home” has the meaning assigned to such term in the applicable Flood Insurance Law.

“Non-Extending Lenders” means the Lenders identified on Annex III attached hereto and their respective successors and permitted assigns.

“Original Maturity Date” means July 8, 2016.

“Sanctioned Country” means, at any time, a country or territory that is itself, or whose government is, the subject or target of any Sanctions (including, at the time of this Agreement, Cuba, Iran, North Korea, Sudan, Syria and the territory of Crimea in Ukraine).

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the Sanctioned Entities List maintained by the U.S. Department of State available at http://www.state.gov, or as otherwise published from time to time, (c) a Person named on the lists maintained by the United Nations Security Council available at: http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (d) a Person named on the lists maintained by the European Union available at: http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (e) a Person named on the lists maintained by Her Majesty’s Treasury available at: http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, (f) any Person operating, organized or resident in a Sanctioned Country or (g) any Person owned or controlled by any such Persons described in the foregoing clauses (a) through (f).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” has the meaning assigned to such term in the definition of “LIBOR”.

“Specified Time” has the meaning assigned to such term in the definition of “LIBOR”.

2.2                               Amendment and Restatement of Definitions.  Section 1.02 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read in full as follows:

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version of such provisions that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“LIBOR” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in US Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as set forth by Bloomberg Information Service or any successor thereto on the applicable page of such service (the “Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (the “Specified Time”); provided that, if such rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  If the Screen Rate shall not be available at the Specified Time for such Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the Screen Rate for such Interest Period shall be the Interpolated Screen Rate at the Specified Time.

“Loan Documents” means this Agreement, the First Amendment, the Notes, the Letter of Credit Agreements, the Commitment Increase Certificates, the Additional Lender Certificates, the Letters of Credit, the Fee Letter, the Administrative Agent Fee Letter, the Security Instruments and each consent, waiver, subordination agreement, intercreditor agreement, compliance certificate, Borrowing Request, Letter of Credit Request or Interest Election Request executed by the Borrower pursuant to this Agreement.

“Maturity Date” means July 8, 2017.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

2.3                               Amendment to Definition.  Section 1.02 of the Credit Agreement is amended hereby by amending the definition “Applicable Margin” by inserting the following proviso at the end of such definition:

“; provided that the Total Leverage Ratio shall be deemed to be Level V if the Borrower fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 8.01(a), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.  In the event that any financial statement or compliance certificate delivered pursuant to Section 8.01(a) or (g) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, and only in such case, then the Borrower shall promptly (i) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (ii) determine the Applicable Margin for such Applicable Period based upon the corrected compliance certificate, and (iii) pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 4.01.  The preceding sentence is in addition to rights of the Administrative Agent and Lenders with respect to Sections 3.02(d), 10.01 and 10.02 and other of their respective rights under this Agreement.”

2.4                               Amendment to Section 2.06.  Section 2.06 of the Credit Agreement is hereby amended by amending and restating clause (a) thereof in its entirety to read in full as follows:

“(a)                           Scheduled Termination of Commitments.  Unless previously terminated, (i) the Commitments of the Non-Extending Lenders shall terminate on the Original Maturity Date and (ii) the Commitments of the Extending Lenders shall terminate on the Maturity Date.”

2.5                               Amendment to Section 3.01.  Section 3.01 of the Credit Agreement is hereby amended by amending and restating such section in its entirety to read in full as follows:

“Section 3.01                       Repayment of Revolving Loans.  On the Original Maturity Date, the Borrower shall pay to the Administrative Agent, for the account of each Non-Extending Lender, the outstanding aggregate principal amount of and accrued and unpaid interest on the Revolving Loans owing to such Non-Extending Lender.  On the Maturity Date, the Borrower shall pay to the Administrative Agent, for the account of each Extending Lender, the outstanding aggregate principal amount of and accrued and unpaid interest on the Revolving Loans owing to such Extending Lender.”

2.6                               Amendment to Section 3.02.  Paragraph (e) of Section 3.02 of the Credit Agreement is hereby amended by amending and restating the last sentence thereof in its entirety to read in full as follows:

“Any accrued and unpaid interest on the Revolving Loans owing to the Non-Extending Lenders shall be paid on the Original Maturity Date, and any accrued and unpaid interest on the Revolving Loans owing to the Extending Lenders shall be paid on the Maturity Date.”

2.7                               Amendments to Section 3.05.  Clause (a) of Section 3.05 of the Credit Agreement and the proviso contained in the last sentence of clause (b) of Section 3.05 of the Credit Agreement are each hereby amended by amending and restating in their entirety to read in full as follows:

“(a)                           Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”), which shall accrue at the applicable rate set forth under the heading “Commitment Fees” in the table contained in the definition of “Applicable Margin” on the average daily amount (before deducting any outstanding Swingline Loans) of the unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding, (i) in the case of the Non-Extending Lenders, the Original Maturity Date and (ii) in the case of the Extending Lenders, the Maturity Date. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on (x) in the case of the Non-Extending Lenders, the Original Maturity Date and (y) in the case of the Extending Lenders, the Maturity Date, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).”

“; provided that (A) all such participation fees payable for the account of any Non-Extending Lender shall also be payable on the Original Maturity Date, (B) all such participation fees payable for the account of any Extending Lender and all such fronting fees shall also be payable on the Maturity Date, and (C) any such fees accruing after the Maturity Date shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this Section 3.05(a) shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

2.8                               Amendment to Section 5.01.  Clause (b) of Section 5.01 of the Credit Agreement is hereby amended by amending and restating such clause in its entirety to read in full as follows:

“(b)                           Capital and Liquidity Requirements.  If any Lender or any Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time, subject to paragraphs (c) and (d) of this Section, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.”

2.9                               Amendment to Section 7.21.  Section 7.21 of the Credit Agreement is hereby amended by amending and restating such section in its entirety to read in full as follows:

“Section 7.21                       Anti-Terrorism Law; Sanctions.

(a)                                 No Obligor nor any of its Subsidiaries, officers or directors or, to the knowledge of the Borrower, any of their respective Affiliates,

(i)                                     is in violation in any material respect with any laws or regulations of the U.S., the UK, the European Union and, to the extent the laws of which are substantially similar to U.S. law, any other Governmental Authority, in each case relating to money laundering or terrorist financing, including, without limitation, (A) the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; (B) the USA PATRIOT Act; (C) Laundering of Monetary Instruments, 18 U.S.C. section 1956; (D) Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; (E) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and (F) any similar laws or regulations of such Governmental Authorities currently in force or hereafter enacted (collectively, the “Anti-Terrorism Laws”) or

(ii)                                  (A) is a Sanctioned Person or (B) engages in any dealings or transactions, or is otherwise associated, with any Sanctioned Person that would result in any violation of Sanctions.

(b)                                 Each Obligor has implemented and maintains in effect such policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities, to ensure compliance by such Obligor and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Obligor and its Subsidiaries and their respective officers and directors and, to the knowledge of such Obligor, their respective Affiliates, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement would cause any party hereto to be in violation of any Anti-Corruption Law or applicable Sanctions.

(c)                                  To the knowledge of Borrower or any of its Subsidiaries, neither Borrower nor any of its Subsidiaries is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offense or alleged offense under any anti-corruption, anti-terrorism or anti-money laundering laws or Sanctions in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or affect the legality, validity or enforceability of the Loan Documents, and no such investigation, inquiry or proceeding is pending or, to the knowledge of Borrower or any of its Subsidiaries, has been threatened.”

2.10                        Amendment to Section 8.03.  Section 8.03 of the Credit Agreement is hereby amended by amending and restating paragraphs (a) and (b) thereof in their entirety to read in full as follows:

“(a)                           Generally.  Except as otherwise permitted by Section 9.06 or Section 9.11, each Obligor shall, and shall cause each of the Significant Domestic Subsidiaries to:  (i) preserve and maintain its legal entity existence and, with respect to the Borrower, maintain its legal entity existence in a jurisdiction of organization located in the United States or any State thereof; (ii) preserve and maintain all of its material rights, privileges, franchises, patents, trademarks, copyrights and licenses unless the failure to do so could not reasonably be expected to result in a Material Adverse Effect; (iii) comply with all Governmental Requirements to the extent the failure to comply with such requirements would have a Material Adverse Effect; (iv) pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for (A) any such Tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP and (B) any such Tax, assessment, charge or levy, the nonpayment of which could not reasonably be expected to result in a Material Adverse Effect; (v) maintain in effect and enforce such policies and procedures, if any, as it deems appropriate using reasonable judgment in light of its business and operation (including its international operations), to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions; and (vi) upon reasonable notice and to the extent reasonably requested by the Administrative Agent, permit representatives of the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers.  The Borrower shall keep its books of record and account and the books of record and account of its Consolidated Subsidiaries in accordance with GAAP.

(b)                                 Insurance.  The Borrower shall, and shall cause each of the Significant Domestic Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance policies which (i) are sufficient for compliance with all applicable requirements of law and of all agreements to which it is a party, except where non-compliance therewith would not reasonably be expected to result in a Material Adverse Effect; (ii) are valid, outstanding and enforceable policies; and (iii) provide insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against by companies engaged in the same or similar businesses operating in the same or similar locations.  Within 90 days of the end of each Fiscal Year, the Borrower will furnish or cause to be furnished to the Administrative Agent a certificate of insurance coverage from the applicable insurers in form and substance reasonably satisfactory to the Administrative Agent and, if requested, will furnish the Administrative Agent copies of the applicable policies.  Any insurance policy or policies insuring any of the Collateral shall be endorsed in favor of and made payable to the Administrative Agent (including by naming the Administrative Agent as “additional insured” and “lender loss payee”, as applicable) and shall provide that the insurer will endeavor to give at least 30 days’ prior notice of any cancellation to the Administrative Agent.  With respect to each portion of real property Collateral located in the United States that is subject to a Mortgage on which a Building or Manufactured (Mobile) Home is located, the Borrower will, and will cause each Restricted Subsidiary to, obtain flood insurance in such total amount as the Administrative Agent or the Majority Lenders may from time to time reasonably require, if at any time the area in which any such Building or Manufactured (Mobile) Home is located is designated a “special flood hazard area” as defined in the Flood Insurance Laws.”

2.11                        Amendment to Section 9.07.  Section 9.07 of the Credit Agreement is hereby amended by inserting a new clause (b) to the end of such section that reads as follows and renumbering the existing provision as clause (a):

“(b)                           The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”

2.12                        Amendments to Section 12.04.

(a)                                 The last proviso of the first sentence of Section 12.04(c) of the Credit Agreement is hereby amended by deleting the word “and” in front of clause (v) thereof, and inserting the following at the end of such proviso:

“; and (vi) any assignee shall not be a natural Person”.

(b)                                 The fourth sentence of Section 12.04(d) of the Credit Agreement is hereby amended by replacing the reference to “an agent” therein with a reference to “a non-fiduciary agent”.

2.13                        Amendment to Section 12.05.  Paragraph (a) of Section 12.05 of the Credit Agreement is hereby amended by amending and restating the final sentence of such paragraph to read in full as follows:

“The provisions of Sections 3.02 (including the agreements with respect to the definition of “Applicable Margin”), 5.01, 5.02 and 5.03, ARTICLE XI and Section 12.03 shall survive and remain in full force and effect regardless of the consummation of the Transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Aggregate Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.”

2.14                        Amendment to Section 12.09.  Clause (II) of paragraph (e) of Section 12.09 of the Credit Agreement is hereby amended by inserting the following proviso at the end of such clause:

“; provided that, for the avoidance of doubt, the waivers set forth in this clause (II) shall not limit or affect the Borrower’s indemnification obligations set forth in Section 12.03.”

2.15                        Amendment to Section 12.11.  Section 12.11 of the Credit Agreement is hereby amended by amending and restating such section in its entirety to read in full as follows:

“Section 12.11                Confidentiality.  For the purposes of this Section 12.11, “Confidential Information” means information about the Borrower or any of its Subsidiaries furnished by the Borrower or its Affiliates (collectively, the “Disclosing Parties”) to the Administrative Agent or any of the Lenders, including, but not limited to, any actual or pending agreement, business plans, budgets, projections, ecological data and accounting records, financial statements, or other financial data of any kind, any title documents, reports or other information relating to matters of title, any projects or plans, whether actual or prospective, and any other documents or items embodying any such Confidential Information; provided that such term does not include information that (a) was publicly known or otherwise known prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Administrative Agent or the Lenders or any Person acting on behalf thereof, (c) otherwise becomes known to the Administrative Agent or Lenders other than through disclosure by the Disclosing Parties or a party known to be subject to a confidentiality agreement or (d) constitutes financial statements delivered to the Administrative Agent and the Lenders under Section 8.01(a) that are otherwise publicly available.  The Administrative Agent and the Lenders will maintain the confidentiality of such Confidential Information delivered to such Person, provided that each such Person (a “Restricted Person”) may deliver or disclose Confidential Information to (i) such Restricted Person’s directors, officers, employees, accountants, attorneys, other professional advisors, trustees and Affiliates, who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 12.11, (ii) any other party to any Loan Document, (iii) any pledgee referred to in Section 12.04, any potential assignee or any assignee to which such Restricted Person sells or offers to sell its Note or any part thereof or any participation or potential participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by confidentiality provisions at least as restrictive as the provisions of this Section 12.11), (iv) any Governmental Authority having jurisdiction or any self-regulatory body claiming to have authority over such Restricted Person, (v) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement and the Loans hereunder, or (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any Governmental Requirement applicable to such Restricted Person or to the extent required by applicable laws or regulations, (B) in response to any subpoena or other legal process; provided that, with respect to clause (vi) of this Section 12.11, such Restricted Person (I) promptly notifies such Disclosing Party prior to any such disclosure to the extent practicable and permitted by law, (II) reasonably cooperates with such Disclosing Party in any attempts such Disclosing Party makes to obtain a protective order or other appropriate assurance that confidential treatment will be afforded to the Confidential Information, and (III) if no such protective order is obtained and disclosure is required, furnish only that portion of the Confidential Information that, in the opinion of such Restricted Person’s counsel, such Restricted Person is legally compelled to disclose, or (C) if an Event of Default has occurred and is continuing, to the extent such Restricted Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of its rights and remedies under the Notes and this Agreement.”

2.16                        Amendment and Restatement of Annex I.  Annex I to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto and Exhibit A attached hereto shall be deemed to be attached as Annex I to the Credit Agreement.

2.17                        Insertion of Annexes II and III.  Exhibits B and C attached hereto are hereby inserted as new Annexes II and III, respectively, to the Credit Agreement, and Exhibits B and C attached hereto shall be deemed to be attached as Annexes II and III to the Credit Agreement, respectively.

Section 3.                                           Conditions Precedent.  This First Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “First Amendment Effective Date”):

3.1                               The Administrative Agent shall have received from the Majority Lenders, the Extending Lenders, the Borrower, and each Guarantor counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Persons.

3.2                               In addition to the fees described in Section 3.3 hereof, the Borrower shall have paid to the Administrative Agent all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

3.3                               The Administrative Agent shall have received an extension fee in an aggregate amount equal to ten basis points (0.10%) of the aggregate Commitments of the Extending Lenders as of the date hereof (the “Extension Fee”), payable for the account of each Extending Lender on a pro rata basis in accordance with such Extending Lender’s Commitment as of the date hereof.

3.4                               The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary (or its equivalent) of the Borrower and each other Obligor, setting forth (A) resolutions of its board of directors (or equivalent governing body) with respect to the authorization of such Obligor to execute and deliver this First Amendment and to enter into the transactions contemplated hereby, (B) the officers (or the equivalent thereof) of such Obligor (i) who will be signing the First Amendment and (ii) who will, until replaced by another officer or officers (or the equivalent thereof) duly authorized for that purpose, act as a representative of such Obligor for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby, (C) specimen signatures of the authorized officers (or the equivalent thereof) referred to in the foregoing clause (i), and (D) the Organization Documents of such Obligor, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such party to the contrary.

3.5                               The Administrative Agent shall have received certificates with respect to the existence, qualification and good standing of the Borrower and each other Obligor issued by the appropriate state agencies in the jurisdiction of organization of such Obligor.

3.6                               No Default or Event of Default shall have occurred and be continuing as of the date hereof, both before and after giving effect to the terms of this First Amendment.

3.7                               The Administrative Agent shall have received such other documents as the Administrative Agent (or its counsel) may reasonably request relating to the transactions contemplated by the First Amendment.

Section 4.                                           Miscellaneous.

4.1                               Confirmation.  The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.  The amendments contemplated hereby shall not limit or impair any Liens granted by the Borrower or any other Obligor to secure the Indebtedness, each of which are hereby ratified, affirmed and extended to secure the Indebtedness as it may be extended pursuant hereto.

4.2                               Representations and Warranties.

(a)                                 Ratification and Affirmation. The Borrower hereby: (i) acknowledges the terms of this First Amendment; (ii) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, after giving effect to the amendments contained herein; (iii) agrees that, from and after the First Amendment Effective Date, each reference to the Credit Agreement in the Security Instruments and the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this First Amendment; and (iv) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment: (A) all of the representations and warranties made by the Borrower contained in each Loan Document to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof), unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date and (B) no Default or Event of Default has occurred and is continuing.

(b)                                 Corporate Authority; Enforceability; No Conflicts.  The Borrower hereby represents and warrants to the Lenders that (i) it has all necessary power and authority to execute, deliver and perform its obligations under this First Amendment; (ii) the execution, delivery and performance by the Borrower of this First Amendment has been duly authorized by all necessary action on its part; (iii) this First Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditor’s rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) the execution and delivery of this First Amendment by the Borrower and the performance of its obligations hereunder require no authorizations, approvals or consent, or registration or filing with, or further action by, any Governmental Authority, except for those that have been obtained or made and are in effect; and (v) neither the execution and delivery of this First Amendment nor compliance with the terms hereof will contravene, or result in a breach of, the charter or by-laws of the Borrower, any Governmental Requirement, any agreement or instrument to which the Borrower is a party (other than any agreement or instrument the contravention of which or breach of which could not reasonably be expected to be materially adverse to any Secured Party) or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument.

4.3                               No Waiver.   Neither the execution by the Administrative Agent or the Lenders of this First Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Default or Event of Default which may exist, which may have occurred prior to the date of the effectiveness of this First Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents.  Similarly, nothing contained in this First Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default; (b) except as expressly provided herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument; or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents or any other contract or instrument.

4.4                               Loan Document.  This First Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

4.5                               Parties in Interest.  All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.6                               Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this First Amendment by facsimile transmission or electronic transmission (e.g., PDF) shall be effective as delivery of a manually executed counterpart hereof.

4.7                               NO ORAL AGREEMENT.  THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

4.8                               GOVERNING LAW.  THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

EXTERRAN HOLDINGS, INC., as Borrower

By:	/s/ Jon C. Biro
Name:	Jon C. Biro
Title:	Senior Vice President and Chief Financial Officer

Signature Page to First Amendment — Exterran Holdings, Inc.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent and
Swingline Lender and as a Lender

By:	/s/ C. David Allman
Name:	C. David Allman
Title:	Managing Director

Signature Page to First Amendment — Exterran Holdings, Inc.

CRÉDIT AGRICOLE CORPORATE
AND INVESTMENT BANK,
as Lender

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

By:	/s/ David Gurghigian
Name:	David Gurghigian
Title:	Managing Director

Signature Page to First Amendment — Exterran Holdings, Inc.

ROYAL BANK OF CANADA,
as Lender

By:	/s/ Evans Swann, Jr.
Name:	Evans Swann, Jr.
Title:	Authorized Signatory

Signature Page to First Amendment — Exterran Holdings, Inc.

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Julie Castano
Name:	Julie Castano
Title:	SVP

Signature Page to First Amendment — Exterran Holdings, Inc.

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Thomas Okamoto
Name:	Thomas Okamoto
Title:	Authorized Officer

Signature Page to First Amendment — Exterran Holdings, Inc.

COMPASS BANK,
as a Lender

By:	/s/ Raj Nambiar
Name:	Raj Nambiar
Title:	Vice President

Signature Page to First Amendment — Exterran Holdings, Inc.

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Luke Syme
Name:	Luke Syme
Title:	Assistant Vice President

Signature Page to First Amendment — Exterran Holdings, Inc.

SUMITOMO MITSUI BANKING
CORPORATION,
as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

Signature Page to First Amendment — Exterran Holdings, Inc.

PNC BANK, NATIONAL
ASSOCIATION,
as a Lender

By:	/s/ M. Colin Warman
Name:	M. Colin Warman
Title:	Vice President

Signature Page to First Amendment — Exterran Holdings, Inc.

BRANCH BANKING AND TRUST
COMPANY,
as a Lender

By:	/s/ DeVon J. Lang
Name:	DeVon J. Lang
Title:	Senior Vice President

Signature Page to First Amendment — Exterran Holdings, Inc.

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Mark Sparrow
Name:	Mark Sparrow
Title:	Director

Signature Page to First Amendment — Exterran Holdings, Inc.

RAYMOND JAMES BANK, N.A.,
as a Lender

By:	/s/ Scott G. Axelrod
Name:	Scott G. Axelrod
Title:	Senior Vice President

Signature Page to First Amendment — Exterran Holdings, Inc.

CITIBANK, N.A.,
as a Lender

By:	/s/ Ivan Davey
Name:	Ivan Davey
Title:	Vice President

Signature Page to First Amendment — Exterran Holdings, Inc.

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

Signature Page to First Amendment — Exterran Holdings, Inc.

CAPITAL ONE, NATIONAL
ASSOCIATION,
as a Lender

By:	/s/ William P. Harrington
Name:	William P. Harrington
Title:	EVP

Signature Page to First Amendment — Exterran Holdings, Inc.

REAFFIRMATION AND RATIFICATION: Each Guarantor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party, including the Guaranty Agreement, and agrees that each Loan Document to which it is a party, including the Guaranty Agreement, remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties made by such Guarantor contained in each Loan Document to which such Guarantor is a party, including the Guaranty Agreement, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) as though made on and as of the First Amendment Effective Date (unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing.

ACKNOWLEDGED AND RATIFIED:	EES LEASING LLC

	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Senior Vice President and Chief Financial Officer

EXH GP LP LLC

By:	/s/ Pamela Jasinski
Name:	Pamela Jasinski
Title:	Manager

EXH MLP LP LLC

By:	/s/ Pamela Jasinski
Name:	Pamela Jasinski
Title:	Manager

EXTERRAN ENERGY SOLUTIONS, L.P.

By:	/s/ Jon C. Biro
Name:	Jon C. Biro
Title:	Senior Vice President and Chief Financial Officer

Reaffirmation and Ratification
First Amendment — Exterran Holdings, Inc.

Exhibit A
(to replace Annex I to the Credit Agreement)

Annex I

Aggregate Commitments

Name of Lender	Revolving Commitment
Wells Fargo Bank, National Association	$140,909,091
Royal Bank of Canada	$81,818,182
The Royal Bank of Scotland PLC	$81,818,182
Crédit Agricole Corporate and Investment Bank	$81,818,182
Bank of America, N.A.	$81,818,182
JPMorgan Chase Bank, N.A.	$69,545,455
PNC Bank, National Association	$68,545,455
Citibank, N.A.	$53,181,818
Compass Bank	$40,909,091
Barclays Bank PLC	$36,818,182
Capital One, National Association	$35,000,000
Sumitomo Mitsui Banking Corporation	$28,636,364
The Bank of Nova Scotia	$28,636,364
Branch Banking & Trust Company	$28,636,364
Goldman Sachs Bank USA	$24,545,455
Raymond James Bank, N.A.	$16,363,636
Credit Suisse AG, Cayman Islands Branch	$1,000,000
TOTAL	$900,000,000

Exhibit A
First Amendment — Exterran Holdings, Inc.

Exhibit B
(to be inserted as Annex II to the Credit Agreement)

Annex II

Extending Lenders

1.              Wells Fargo Bank, National Association

2.              Royal Bank of Canada

3.              Crédit Agricole Corporate and Investment Bank

4.              Bank of America, N.A.

5.              JPMorgan Chase Bank, N.A.

6.              PNC Bank, National Association

7.              Citibank, N.A.

8.              Compass Bank

9.              Capital One, National Association

10.       Sumitomo Mitsui Banking Corporation

11.       The Bank of Nova Scotia

12.       Branch Banking & Trust Company

13.       Goldman Sachs Bank USA

14.       Raymond James Bank, N.A.

Exhibit B
First Amendment — Exterran Holdings, Inc.

Exhibit C
(to be inserted as Annex III to the Credit Agreement)

Annex III

Non-Extending Lenders

1.              The Royal Bank of Scotland PLC

2.              Barclays Bank PLC

3.              Credit Suisse AG, Cayman Islands Branch

Exhibit C
First Amendment — Exterran Holdings, Inc.